EXHIBIT 23.1



                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Bancorp of our report dated April 13, 2001 relating to the consolidated financial statements of U.S. Bancorp and its subsidiaries, which appears in the Current Report on Form 8-K of U.S. Bancorp filed on April 17, 2001. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
November 1, 2001